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                                                               EXHIBIT 10.1

                         STOCK SUBSCRIPTION AGREEMENT

                    (PLANET HOLLYWOOD INTERNATIONAL, INC.)


        THIS STOCK SUBSCRIPTION AGREEMENT ("Agreement") is entered into as of March 28, 1997, by and between Planet Hollywood International, Inc., a Delaware corporation ("Issuer") and Kingdom 5-KR-42, Ltd., a Cayman Islands corporation ("Buyer").

        WHEREAS, Issuer desires to issue to Buyer, and Buyer desires to subscribe for and purchase from Issuer, One Million Eighty Seven Thousand (1,087,000) shares of Class A Common Stock, par value $.01 per share of the Issuer ("Shares"), at the price and on the other terms and conditions hereafter set forth.

        NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

        1.  SALE AND PURCHASE.

            Subject to the terms and conditions hereof, Issuer hereby agrees to issue and sell to Buyer, and Buyer hereby agrees to subscribe for and purchases from Issuer, at the closing hereunder ("Closing"), One Milion Eighty Seven Thousand (1,087,000) Shares for a purchasing price ("Purchase Price") of Eighteen Dollars ($18.00) per Share.

        2.  CLOSING

            (a) Closing will take place on Tuesday, April 22, 1997, at 10:00 a.m. (local time) ("Closing Date") at the offices of Gray, Harris & Robinson, P.A., Suite 1200, 201 East Pine Street, Orlando, Florida., or at such other time and place as the parties may agree.

            (b) At Closing:

                (i) Buyer shall pay the Purchase Price by wire transfer of immediately available funds to an account specified by Issuer no later than five (5) business days prior to the Closing Date; and

                (ii) Issuer shall deliver to Buyer a certificate representing the Shares, registered in the name of Buyer.


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        3.      ISSUER REPRESENTATIONS AND WARRANTIES.  Issuer hereby
represents and warrants to Buyer, as follows:

        (a) Organization; Capitalization. Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted. The authorized capital stock of the Issuer consists of (a) 250,000,000 shares of Class A Common Stock, par value $.01 per share, of which 95,972,563 shares are issued and outstanding without giving effect to the transactions contemplated hereby, 7,836,315 additional shares are reserved for issuance upon the exercise or conversion of outstanding options, warrants or convertible securities; (b) 25,000,000 shares of Class B Common Stock, par value $.01 per share, 11,600,315 shares of which are outstanding, and none of which have been reserved for issuance upon the exercise of outstanding rights; and (c) 25,000,000 shares of Preferred Stock, par value $.01 per share, of which no shares are outstanding and none of which have been reserved for issuance.

        (b) Authorization and Validity of Agreement. Issuer has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance of Issuer's obligations hereunder have been, or will have been on the Closing Date, duly authorized by the Board of Directors of Issuer, and no other corporate proceedings on the part of Issuer are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by Issuer and is the legal, valid and binding obligation of Issuer.

        (c) No Conflict or Violation. The execution, delivery and performance by Issuer of this Agreement do not and will not violate or conflict with any provision of the certificate of incorporation or by-laws of the Issuer, and do not and will not violate any provision of any agreement or instrument to which Issuer is a party or by which it is bound, or any order, judgment or decree of any court or other governmental or regulatory authority to which Issuer is subject.

        (d) Validity of Securities. The Shares have been, or will have been as of the Closing Date, duly authorized for issuance and sale to Buyer pursuant to this Agreement, and when duly executed and delivered against payment therefor as provided herein, will be validly issued, fully paid and non-assessable; the stock certificates evidencing the Shares will be in due and proper form and comply with all applicable legal requirements; the issuance of the Shares will not be subject to any call, preemptive or other similar rights.

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        4.  BUYER REPRESENTATIONS AND WARRANTIES. Buyer hereby represents and warrants to Issuer, as follows:

        (a) Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands and has all requisite corporate power and authority to own its properties and assets and to conduct is business as now conducted.

        (b) Authorization and Validity of Agreement. Buyer has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance of Buyer's obligations hereunder have been, or will have been on the Closing Date, duly authorized by the Board of Directors of Buyer, and no other corporate proceedings on the part of the Buyer are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by Buyer and is the legal, valid and binding obligation of Buyer.

        (c) No Conflict or Violation. The execution, delivery and performance by Buyer of this Agreement do not and will not violate or conflict with any provision of the charter documents or bye-laws of the Buyer, and do not and will not violate any provision of any agreement or instrument to which Buyer is a party or by which it is bound, or any order, judgment or decree of any court or other governmental or regulatory authority to which Buyer is subject.

        (d) Unregistered Shares. Buyer understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or under applicable state securities laws, in reliance upon exemptions contained in the Act and such laws and any applicable regulations promulgated thereunder or interpretations thereof, and cannot be offered for sale, sold or otherwise transferred unless the Shares are subsequently registered or qualify for exemption from registration under the Act and such laws.

        (e) Investment Intent. The Shares are being acquired solely for Buyer's own account, for investment and not with a view toward resale or other distribution within the meaning of the Act; the Shares will not be offered for sale, sold or otherwise transferred without either registration or exemption from registration under the Act; and the certificates evidencing such Shares will bear legends substantially to such effect.





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        5.  ADDITIONAL ACTIONS AND DOCUMENTS. Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute and deliver or cause to be executed and delivered such further documents and instruments, and to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

        6. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein.

        7. NOTICES. All notices given hereunder shall be in writing and shall be personally served or delivered by a private courier service of international standing and recognition with charges prepaid, or transmitted by facsimile, addressed as set forth below, or such other address as such party shall have specified most recently by written notice. Notice shall be deemed given or delivered on the date of service or transmission if personally served or transmitted by facsimile. Notice otherwise as provided herein shall be deemed given or delivered on the third business day following delivery of such notice to a reputable overnight courier service.

        To Issuer:      Planet Hollywood International, Inc.
                        7380 Sand Lake Road
                        Suite 650
                        Orlando, Florida 32819
                        Attention: Robert I. Earl
                        Fax: 407/

        with a copy (which shall not constitute notice) to:

                        Gray, Harris & Robinson, P.A.
                        Suite 1200
                        201 East Pine Street
                        Orlando, FL 32802
                        Attn: Byrd Marshall, Esquire
                        Fax: 407/244-5690

        To Buyer:       Kingdom 5-KR-42, Ltd.
                        c/o Kingdom Establishment
                        P.O. Box 8653
                        Riyadh 11492


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                        Kingdom of Saudi Arabia
                        Attn: Mustafa Al Hejailan
                        Fax: 966-1-481-1954

        with a copy (which shall not constitute notice) to:

                        Hogan & Hartson L.L.P.
                        Columbia Square
                        555 13th Street, N.W.
                        Washington, D.C. 20004-1109
                        Attn: Mark E. Mazo, Esq.
                        Fax: 202/637-5910


        8. Execution. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

        IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

                        PLANET HOLLYWOOD
                        INTERNATIONAL, INC.


                        BY: /s/ Robert Earl
                           ----------------------------------------
                           ROBERT EARL, PRESIDENT


                        KINGDOM 5-KR-42 LTD.


                        BY: /s/ HRH Prince Alwaleed Bin Talal Bin Abdulaziz
                                 Al Saud
                           ----------------------------------------
                           HRH PRINCE ALWALEED BIN TALAL
                               BIN ABDULAZIZ AL SAUD,
                           PRESIDENT







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